Exhibit 5.12

First Majestic Silver Corp.

925 West Georgia Street, Suite 1800

Vancouver, B.C. V6C 3L2

I hereby consent to the (i) use of my name in connection with reference to my involvement in the preparation of certain technical information found in the reports entitled “Technical Report for the La Guitarra Silver Mine, Temascaltepec, Mexico” dated March 15, 2015, “Technical Report for the La Encantada Silver Mine, Ocampo, Coahuila, Mexico” dated December 31, 2015, “San Martin de Bolaños Jalisco, Mexico, NI 43-101 Technical Report on Mineral Resource and Mineral Reserve Update” dated December 31, 2016 and “La Parrilla Silver Mine, San José de La Parrilla, Durango Mexico, NI 43-101 Technical Report on Mineral Resource and Mineral Reserve Update” dated December 31, 2016 (the “Reports”), and (ii) the inclusion and incorporation by reference of information derived from such Reports, in First Majestic Silver Corp.’s Registration Statement on Form F-10 (File No. 333-227855).

Sincerely,

/s/ Maria E. Vazquez Jaimes
Maria E. Vazquez Jaimes, P. Geo

City of	Vancouver, British Columbia
Dated the 30th day of October, 2018